Exhibit 99.2

Media Contact:	Roy Wiley, 630-753-2627
Investor Contact:	Heather Kos, 630-753-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR PROVIDES GUIDANCE ON 2009 NET INCOME;

EXPECTED TO BE $5.10 TO $5.60 PER DILUTED SHARE

•	Fiscal 2009 industry volume forecast at 244,000 to 256,000 units

WARRENVILLE, Ill. (January 5, 2009) - Navistar International Corporation (NYSE:NAV) announced today fiscal 2009 net income guidance prior to its fourth quarter and fiscal 2008 analyst presentation. The company said that based on current market conditions, net income for its fiscal year ending October 31, 2009, should be in the range of $370 million or $5.10 per diluted share to $410 million or $5.60 per diluted share.

“Our ability to continue to execute our business strategy built around customers, products and growth is reflected in our high level of confidence in the earnings guidance announced today,” said Dan Ustian, Navistar chairman, president and chief executive officer. “Our growth in the commercial truck market outside the U.S. and Canada is due in part to our growing military business and expansion into new business opportunities and will factor into our ability to deliver profitability in 2009 despite a weak North American business climate.”

In addition to its earnings guidance for fiscal 2009, the company also gave an estimate of the industry forecast for North America. The company believes the industry forecast for the United States and Canadian retail sales volume for Class 6-8 trucks and school buses for the fiscal year ending October 31, 2009, should total between 244,000 to 256,000 units. Industry volumes totaled 244,100 units in fiscal 2008; volume was among the lowest in more than 30 years.

“Our profitability in 2008 in turbulent economic conditions demonstrates our ability to grow outside our core North American business by growing beyond the cyclicality of our traditional markets into other profitable businesses,” Ustian said.

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Page Two — 2009 Earnings Guidance

GREAT PRODUCTS

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Continued growth in Class 8 market share — Navistar improved its share in the Class 8 market with International® ProStar®, the most aerodynamic big-rig in the industry. And the company is positioned for 2009 and beyond with LoneStar®, the fuel-efficiency leader among premium Class 8 trucks, and MaxxForceTM big bore engines, which started delivery in the third quarter of fiscal 2008. The company began delivering the LoneStar to customers in November 2008.

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EGR versus SCR strategy — In order to meet the U.S. Environmental Protection Agency’s 2010 emissions standards, Navistar is driving ahead with advancements to its simple, customer-friendly Exhaust Gas Recirculation (EGR) technology, which will be introduced into every MaxxForceTM engine. Navistar is fully prepared to meet 2010 with its EGR technology, but the company recognizes the need to advocate for its customers in these catastrophic economic times. As the truck industry is impacted by high diesel fuel prices, bankruptcy and price increases, Navistar has led the charge in Washington to advocate engine choice for customers by allowing the purchase of 2007 as well as 2010-compliant technology.

COMPETITIVE COST STRUCTURE

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Truck operations realignment is expected to position company for 2009 and beyond — At the end of 2008, the company restructured its truck operations to maximize efficiencies and improve the cost structure of truck operations in order to capitalize on the momentum and opportunities ahead for Navistar in our core markets and around the world. By integrating and aligning its operations for maximum impact in the marketplace, the company expects to enhance its competitiveness around the world and strengthen its core business in North America.

PROFITABLE GROWTH

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Building a sustainable military business — Navistar Defense, LLC, a part of our Truck segment, continues to develop new offerings that is expected to provide military revenue of approximately $2 billion. The company’s current success and reputation for quality positions it well for the future as the company continues to pursue contracts with the U.S. and allied governments.

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Page Three — 2009 Earnings Guidance

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Growth of Parts business — The company’s focus on responsive customer service and timely parts delivery is reflected in the solid growth of its parts business. This month, Navistar Parts will launch PartSmartTM, a new value line of parts expected to provide the company additional growth opportunities despite the downturn in its traditional core markets.

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Growing our share of the commercial bus market — Navistar is partnering with other leading manufacturers to develop new vehicles specifically designed for high-growth markets, including a memorandum of understanding with Brazilian bus body maker San Marino Onibus e Implementos LTDA for an integrated commercial bus joint venture. In addition, IC Bus plans to launch a motorcoach that leverages Navistar’s expertise in designing the most fuel-efficient trucks on the road and the performance of the MaxxForceTM 13-liter engine.

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Expansion of global product lineup and dealer network — Navistar continues to expand its global business. Currently, Navistar is represented by 15 full-service dealerships in 33 locations in the Middle East, including Saudi Arabia and the United Arab Emirates. The company is on track to achieve its long-term goal of deriving 50% of our truck revenues from outside the U.S. and Canada. And the company is also well on the way to its goal of diversifying engine volumes to roughly one-third in North America, one-third in South America and one-third in the rest of the world.

These and other steps to be taken by the company in 2009 is expected to help the company overcome the challenges due to the severe downtown in the North American truck and diesel engine markets and the continued deterioration of the global economic environment.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce™ brand diesel engines, IC brand school and commercial buses, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine parts and service. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

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Page Four — 2009 Earnings Guidance

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A. Risk Factors of our Form 10-K for the fiscal year ended October 31, 2008, which was filed on December 30, 2008. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.